UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 11, 2010

CPI CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10204	43-1256674
(Commission File Number)	(I.R.S. Employer Identification No.)

1706 Washington Ave., St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

(314) 231-1575
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 11, 2010, CPI Corp. (the “Company”) held its 2010 Annual Meeting of Stockholders in St. Louis, Missouri, at which stockholders:

1.	elected the Board of Directors for the ensuing year;

2.	approved the amendment to the CPI Corp. Omnibus Incentive Plan (the “Plan”) to authorize the issuance of an additional 300,000 shares of common stock pursuant to the Plan; and

3.	ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 5, 2011.

Voting results were as follows:

1.	Election of the Board of Directors:

Name	Votes For	Against	Broker Non-Votes

James Abel	3,972,964	1,363,228	1,332,141
Michael Glazer	3,980,949	1,355,343	1,332,141
Michael Koeneke	3,986,189	1,350,002	1,332,141
David Meyer	3,962,628	1,371,513	1,332,141
Turner White	3,982,431	1,353,761	1,332,141
Eric Salus	5,928,397	37,745	1,332,141

2.	Approval of the amendment to the CPI Corp. Omnibus Incentive Plan:

For                      Against                                Abstain                                Broker Non-Votes
5,034,984             249,376                                  57,099                                       1,332,141

3.	Ratification of appointment of KPMG LLP:

For                      Against                                Abstain                                 Broker Non-Votes
6,658,191              14,584                                      824                                                  0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CORP.

August 17, 2010
	By:	/s/Dale Heins
Dale Heins Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer)